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EXHIBIT 10.3

             PARK TAVERN / STREAMING MEDIA & PRODUCTION INITIATIVES




                                  Park Tavern
                                 Piedmont Room
                               IP Promotions, LLC








                 Streaming Media / Production Services Proposal



                                  December 2004

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INTRODUCTION

The following document outlines the proposed initiatives along with the projected costs associated with each. Assumptions associated with each specific project are also provided.

Our emailable video applications use high-speed internet to deliver a powerful marketing message to your customer base. We can combine the best elements of video and print marketing materials already developed by the Park Tavern into one easy-to-use template. Print materials, television commercials, and power point presentations can all be integrated into your custom-designed package, along with the ability to attach letters via .PDF or Word.doc files to the email.

Further, our templates drive viewers to select websites, or specific portions of your website, depending on the targeted message. For example, we can include "Visit Piedmont Room," "Forward to a Friend," "Meet our Staff," etc. all on the face of the template. And all of this is accomplished through literally one click of a mouse by opening an email -- you do not have to dig through websites to find the video.

Our service is also very user-friendly. The video has a built-in "auto play" feature which will begin upon opening of the email. In our opinion, our packages can become the most user-friendly on-line communication tool that has ever been created.

We look forward to earning the Park Tavern's business and building a long-lasting relationship as your streaming media and production services partner.



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A streaming video campaign would serve primarily as a sales, PR and communication effort and will allow the Park Tavern to send targeted messages to specific groups.


In order to support this project, IP Promotions can capture the video or the video can be captured by the Park Tavern. IP Promotions will encode the video footage, place it into the final program template and provide the URL to the Park Tavern for e-mail distribution. The video content itself will be hosted, stored and delivered by IP Promotions.


The associated pricing with this project will be based on the following:
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DEVELOPMENT INCLUDES:
Creation of base template (as necessary / one time fee)
-Encoding of Video Message
-Auto detect / bandwidth; encode at 3 bit-rates
-Up to four (4) minutes of video
-One (1) .PDF attachment
-Three (3) "links" (upon request)
-One CD-ROM (hard copy) of program
-Five (5) PowerPoint slides
-"License key" technology feature built-in (this feature tracks / controls the number of times the video is streamed / accessed by the end user)

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ONE TIME PRICE (Per Template) *                                        $2,000.00
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ASSUMPTIONS:
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     o  ALL E-MAIL DISTRIBUTION HANDLED BY THE PARK TAVERN
     o  PRICE INCLUDES CREATION OF VIDEO MESSAGE / BASE TEMPLATE / ENCODING
        - INTEGRATION - STREAMING DELIVERY OF VIDEO

*The base template includes everything mentioned above in the customized template and up to 5 slides for PowerPoint presentation. The base template also includes encoding up to three (4) minutes of video. Any additional customization shall include an hourly developmental and consulting charge of $150/hour. Video encoding in our base template includes video encode in Windows Media Player format, with up to three bit-rates (high/medium/low) to work in connection with the auto-bandwidth detector.

IP Promotions can accept multiple video formats for encoding purposes, including VHS, DV Cam, Mini DV, and Beta SP, with the preferred formats being VHS and Beta SP.

**Please note that if the Park Tavern elects to use its own video crew and/or out-sources the video capture, then you will NOT incur the charges from IP Promotions for camera ($250 p/hr), studio ($150 p/hr), and lighting/grip ($250 p/hr). Single camera package includes camera, 2 person crew, tripod, and necessary tape stock. Lighting and grip package includes video lighting, c-stands, backdrop, frames, travel and miscellaneous items needed for production.


***Standard production time is five (5) business days from receipt of all materials from Client required for production of the package. Seasonal production increases may alter this delivery time and IP Promotions reserves the right to adjust the delivery time to a reasonable date after consulting ith the client. However, a rush delivery charge of four hundred dollars ($400) is added if the package must be completed within a twenty-four (24) hour period from IP Promotions' receipt of the materials.


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                               HOSTING / DELIVERY



                 ---------------------------------------------
                        SECONDS            PRICE PER VIEW
                 ---------------------------------------------

                          :30                   .041
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                          :60                   .083
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                          :90                   .124
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                         :120                   .165
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*Video length includes all encoded video material, included video introduction and television commercials included within each template. FOR EXAMPLE, A 1 MINUTE INTRODUCTORY MESSAGE BY THE PARK TAVERN FOLLOWED BY A :30 TELEVISION COMMERCIAL WOULD EQUAL 90 SECONDS VIDEO LENGTH.

**A "view" is counted whenever anyone actually begins to watch your package on-line. The Park Tavern will only be billed for actual "views" of its presentation(s).

*** A processing fee of $150 per video will be accessed should the Park Tavern fail to deliver six (6) messages (not including initial message) to be distributed by IP Promotions. NO PROCESSING FEE will be accessed should the Park Tavern deliver six (6) or more messages. Video processing for each new video includes the following services:

     o   encode the new video / message (3 bit-rates and up to 2 minutes)

     o   change / update up to 3 new links

     o   change / update up to 5 new slides







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PROJECT TERMS & AGREEMENT
*ALL FINAL NUMBERS WILL BE BASED ON FINAL SCOPE OF PROJECT / TOTAL AMOUNT OF REQUIRED CONTENT.
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STANDARD BILLING TERMS
-IP Promotions requests 1/2 payment upon initiation of project sign-off (pre-production) and 1/2 payment due within 30 days of completion and delivery of project footage.

-Unless otherwise agreed, Client will be billed in arrears every fourteen (14) days starting from the release date of Client's final presentation URL / link, for the hosting and delivery of the video content in accordance with the pricing outlined in this proposal.

GENERAL PROJECT TERMS
-The signing of this document authorizes IP Promotions, LLC to begin project scheduling and set in motion all activities necessary to facilitate the delivery of this project. Once initiated, project cancellation may result in associated booking fees and / or time already incurred by IP Promotions.

-This quotation is good for a period of 30 days following submission to client.

-Should scope of project change, additional costs may be incurred.

- Additional costs that are incurred as a result of this project will be billed separately at the end of the project. These may include, but are not limited to: duplication, printing, packaging, travel, phone, and postage, etc.

NO ADDITIONAL COSTS WILL BE INCURRED WITHOUT FIRST OBTAINING APPROVAL FROM
CLIENT.

-In the unlikely event that the customer has a dispute with IP Promotions, LLC client hereby agrees that the dispute shall be settled by arbitration in accordance with the rules of the American Arbitration Association.

-Any required ongoing site maintenance will be addressed as needed in a separate agreement.

-The pricing terms and conditions contained in this proposal are confidential between IP Promotions and Client. Client agrees that it shall not disclose to third parties, during the term of this Agreement and for a period of three (3) years thereafter, any of the pricing terms contained herein.

-Client agrees that it shall not attempt to reverse engineer, decompile, disassemble, or perform any other activities or functions intended to, or which do in fact, recreate, in whole or in part, the appearance and / or functionality of the Work Product provided by IP Promotions to Client.

-Client grants to IP Promotions the right for IP Promotions to include Client's name, image, likeness, and/or trademarks and service marks on IP Promotions own promotional and advertising materials, including publishing Client on IP Promotions own client lists and website. Client also acknowledges that IP Promotions has full right and license to promote, display, and advertise any Work Product and/or samples thereof produced by IP Promotions once the Work Product has been launched and been made public by Client through email distribution.


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AGREED BY:


/s/ Paul Smith
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Park Tavern                                       date





/s/ Stephen Patrick
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IP Promotions, LLC                                   date